THIS PROXY IS SOLICITED ON
                     BEHALF OF THE BOARD OF DIRECTORS
                    ARROW-MAGNOLIA INTERNATIONAL, INC.

     The undersigned shareholder of Arrow-Magnolia International, Inc. (the "Company"), revoking all prior proxies, does by these presents name, constitute and appoint Morris Shwiff and Fred Kenner and each of them, the true and lawful proxy and attorney-in-fact of the undersigned, with full power of substitution, to vote all shares of the Common Stock, par value $0.10 per share, of the Company standing in the name of the undersigned on the books of the Company at the close of business on May 10, 1996 or in respect of which the undersigned is entitled to vote at the Company's Annual Meeting of Shareholders, to be held on May 30, 1996 at the Community Room, Texas Commerce Bank, 12875 Josey Lane, Farmers Branch, Texas 75234, and at any and all adjourn-ments thereof, on the following matters:

     1.   Election of Directors

         /  / FOR all nominees         /  /  WITHHOLD
              listed below (except           AUTHORITY to vote
              as marked to the               for all nominees
              contrary below)                listed below

     Morris Shwiff, Mark Kenner and Fred Kenner.

     (INSTRUCTIONS: To withhold authority to vote for any individual nominee, write that nominee's name in the space provided below.)



          2. Ratification of a one for one stock dividend on the Company's common stock

         /  / FOR       /  / AGAINST   /  / ABSTAIN


          3. In their discretion, upon such other procedural matters as may properly come before the meeting.

     Please complete, sign and mail this proxy promptly in the enclosed self-addressed envelope, which requires no postage if mailed in the United States.

IF NO SPECIFIC DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED "FOR"
MATTERS NO. 1 THROUGH 3.
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     The undersigned hereby acknowledges receipt of the Notice of
Annual Meeting of Shareholders and the Proxy Statement each dated
May 10, 1996.


                         Dated                             , 1996



                         Shareholder's Signature


                         Shareholder's Signature

                         NOTE:  Please sign exactly as your name
                         is shown on the left.  If stock stands
                         in two or more names, please have all
                         sign. If this Proxy is executed by a
                         corporation, it should be signed in the
                         name of the corporation by an officer
                         thereunto duly authorized.  If this
                         Proxy is to be signed as attorney, exec-utor, administrator, trustee, guardian, or in any representative capacity, the title of the person signing should be given in full and any necessary documen-tary evidence of authority to sign this Proxy should be presented.
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